Exhibit 10.2
MOBILITY ELECTRONICS, INC.
OMNIBUS LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
     This Restricted Stock Unit Award Agreement (the “Agreement”) is made this 11th day of June, 2007 (the “Grant Date”) by and between Mobility Electronics, Inc. (the “Company”) and Michael D. Heil (the “Participant”).
     WHEREAS, Participant is receiving an award of restricted stock units pursuant to            Nasdaq Marketplace Rule 4350(i)(1)(A)(iv) ; and
     WHEREAS, it is a condition to Participant receiving the restricted stock unit award that Participant deliver an executed version of this Agreement, along with the attached Tax Election Form, to the Company;
     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Company hereby awards restricted stock units to Participant on the following terms and conditions:
     1. Award of Restricted Stock Units. The Company hereby grants to Participant a total of Five Hundred Thousand (500,000) restricted stock units (the “Units”) subject to the terms and conditions set forth in this Agreement.
     2. Vesting Schedule. Subject to the terms and conditions of this Agreement, the Units shall vest upon the earliest to occur, and subject to the terms and conditions, of the following (the occurrence of each such event referred to herein as the “Vesting Date”):
     A. First Performance Objective: Two Hundred and Fifty Thousand (250,000) Units shall automatically vest immediately upon the Company’s achievement of the performance objective set forth hereto as Exhibit A as determined in the good faith discretion of the Compensation & Human Resources Committee of the Board of Directors of the Company; and
     B. Second Performance Objective: Two Hundred and Fifty Thousand (250,000) Units shall automatically vest immediately upon the Company’s achievement of the performance objective set forth hereto as Exhibit B as determined in the good faith discretion of the Compensation & Human Resources Committee of the Board of Directors of the Company.
     3. Restrictions. This Agreement and the Units granted pursuant hereto shall be subject to the following restrictions:
          A. Termination of Agreement and Rights to Units. Any Units that have not otherwise vested pursuant to the terms of this Agreement shall be automatically forfeited upon the Participant’s termination of employment or service with the Company.

          B. Non-Assignability. Unless otherwise determined by the Compensation Committee of the Board of Directors of the Company, the Participant may not sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under this Agreement other than by will or by the applicable laws of descent and distribution.
     4. Form and Timing of Payment. Any vested Units shall be paid by the Company in shares of the Company’s common stock, par value $0.01 per share (the “Shares”) on a one-to-one basis on, or as soon as practicable after, the Vesting Date.
     5. Tax Withholding. Upon the vesting of any Units, the tax withholding obligations of the Participant and the Company shall be satisfied, at the Participant’s election pursuant to the attached Tax Election Form, by the Participant either paying the appropriate tax withholding amount in cash, or tendering to the Company a sufficient number of Shares necessary to satisfy the Participant’s and the Company’s tax withholding obligations.
     6. Change in Capital Structure. The terms of this Agreement, including the number of Units subject to this Agreement, shall be adjusted as the Compensation Committee of the Board of Directors of the Company determines is equitably required in the event the Company effects any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of shares or other securities of the Company, or similar corporate transaction.
     7. No Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares until the date of the issuance and delivery of such Shares.
     8. No Right to Employment. This Agreement shall not be construed as giving the Participant the right to be retained in the employ or as a consultant of the Company or any affiliate of the Company, as the case may be. The Company may at any time terminate the Participant’s employment or a consultant’s provision of services free from any liability or any claim under this Agreement.
     9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the legatees, distributes and personal representatives of the Participant and the successors of the Company.
     10. Governing Law. This Agreement shall be governed by, and interpreted under, the laws of the State of Arizona without regard to conflicts of law provisions thereof, and the Participant and the Company irrevocably consent to the exclusive jurisdiction of and venue in the federal and/or state courts located in Phoenix, Arizona.

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     IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first above written.

MOBILITY ELECTRONICS, INC.

By:	/s/ Joan W. Brubacher

Name: Joan W. Brubacher
Title: EVP & CFO
     The undersigned Participant hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement. If you do not sign and return this Agreement, you will not be entitled to the Units.

/s/ Michael D. Heil Signature

Michael D. Heil Print Name

Social Security Number or Commerce ID Number

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Exhibit A
First Performance Objective
The Company’s achievement of the financial performance objectives set forth in the annual plan to be approved by the Company’s Board of Directors for the 2009 fiscal year.

A-1

Exhibit B
Second Performance Objective
The Company’s achievement of the financial performance objectives set forth in the annual plan to be approved by the Company’s Board of Directors for the 2011 fiscal year.

B-1